Exhibit 99.1

PRESS RELEASE

Mahesh Joshi Named President - CIRCOR Energy Products Group

Industry Veteran Appointed to Drive Global Organic and Acquisition Growth

Burlington, MA – February 7, 2012 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, aerospace and industrial markets, today announced that Mahesh Joshi has been named President, Energy Products Group, effective today. Joshi will be responsible for overseeing all operations of CIRCOR’s world-wide energy business and will report directly to Bill Higgins, CIRCOR Chairman and Chief Executive Officer. The industry veteran joins CIRCOR from Cameron International, where he served as President of the Centrifugal Division since 2009 and as Vice President since 2007.

“We look forward to leveraging Mahesh’s deep industry experience as we take the Energy Group to the next stage of its growth,” said Higgins. “In addition, his successful track record in international business expansion is directly in line with our goal to grow the energy business globally both organically and through strategic acquisitions. We welcome Mahesh to the management team and look forward to his contributions toward the overall success of the CIRCOR business.”

“The CIRCOR Energy brand has grown in reputation as the business has expanded globally and in its capabilities,” said Joshi. “I am eager to join the team as we extend the Group’s product and service offerings in the energy value stream and capitalize on its unmatched commitment to customer satisfaction, operational excellence and product innovation.”

Prior to joining Cameron, Joshi was at Ingersoll Rand (USA) from August 1999 to November 2007, where he held various positions, ultimately serving as General Manager - Heavy Industrial Solutions. From 1982 until 1999, Joshi served in various sales, marketing and operations roles, ultimately serving as General Manager - Air Compressor Group, at Ingersoll Rand India. Joshi holds a BS degree in Mechanical Engineering from Delhi University in India, a Masters of Business Administration from Murray State University, and a General Management Program certification from Duke University.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, aerospace and industrial markets. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200